(PRICEWATERHOUSECOOPERS LOGO)

                                                   PRICEWATERHOUSECOOPERS LLP
                                                   4221 West Boy Scout Boulevard
                                                   Suite 200
                                                   Tampa FL 33607-5745
                                                   Telephone (813) 229 0221
                                                   Facsimile (813) 229 3646

November 23, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Transamerica Income Shares (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of the Transamerica Income Shares dated September 30, 2010. We agree with the statements concerning our Firm in such Form N-SAR under the heading "Change in Independent Registered Certified Public Accounting Firm".

Very truly yours,


(PRICEWATERHOUSECOOPERS LLP)

(PRICEWATERHOUSECOOPERS LOGO)

CHANGE OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

PricewaterhouseCoopers LLP ("PwC") served as independent registered certified public accounting firm through April 7, 2010. On April 8, 2010, upon recommendation by the Transamerica Income Shares' Audit Committee, the Transamerica Income Shares' Board selected Ernst & Young LLP to replace PwC as the independent public accountant for the fiscal year ending March 31, 2011.

The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through April 7, 2010, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

During the two most recent fiscal years and through April 7, 2010, there have been no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K).

Transamerica Income Shares, Inc. has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed as Exhibit 77 to Form N-SAR.


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